Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
1.408.586.4271
laura.graves@polycom.com

Press Contact:	Shawn Dainas
Polycom, Inc.
1.408.586.3768
shawn.dainas@polycom.com

Polycom Announces Revenues of $339 Million for First Quarter 2013

•	Americas revenues grow 3 percent year-over-year

•	UC Personal Devices revenues grow 8 percent year-over-year, driven by Microsoft® Lync® interoperable solutions

•	Increased focus on Services business results in 10 percent year-over-year growth

•

Polycom’s next-generation portfolio shipping, including new availability of Polycom® RealPresence® Group 700 and Polycom® RealPresence® CloudAXIS™ Suite, extending secure, enterprise-grade video collaboration to anyone with a browser

SAN JOSE, Calif. – Apr. 23, 2013 – Polycom, Inc.(Nasdaq: PLCM), the global leader in open, standards-based unified communication and collaboration (UC&C), today reported financial results for the first quarter ended March 31, 2013.

First quarter 2013 consolidated net revenues were $339 million, down 2 percent year-over-year compared to $346 million for the first quarter of 2012. Non-GAAP net income for the first quarter of 2013 was $23 million, or 13 cents per diluted share, compared to non-GAAP net income of $35 million or 20 cents per diluted share for the first quarter of 2012. GAAP net income for the first quarter of 2013 was $3 million, or 1 cent per diluted share, compared to GAAP net income of $15 million, or 8 cents per diluted share, for the same period last year. All periods presented in this release have been adjusted to reflect the classification of Polycom’s Enterprise Wireless Solutions business as discontinued operations. The reconciliation between GAAP net income and non-GAAP net income is provided in the tables at the end of this release.

“Polycom posted better than expected Q1 results as we continued to deliver industry-leading products and unmatched interoperability, along with strong sales execution,” stated Andrew M. Miller, Polycom President and Chief Executive Officer. “With the recent release of our breakthrough Polycom® RealPresence® CloudAXIS™ Suite, Polycom is now shipping an innovative, best-in-class portfolio, which extends secure, enterprise-grade video collaboration to anyone with a Web browser. We remain focused on our long-term strategic plan to make video collaboration ubiquitous in the enterprise.”

“We are pleased to report 3 percent year-over-year revenue growth in the Americas, our largest geographic segment, 8 percent year-over-year revenue growth in UC Personal Devices, and 10 percent year-over-year revenue growth in Services,” continued Eric Brown, Polycom Chief Operating Officer and Chief Financial Officer. “We remain confident in our competitive position in the unified communications and collaboration marketplace, and we are seeing good traction with our new product releases.”

On a geographic basis, consolidated net revenues for the first quarter of 2013 were comprised of:

•	51 percent Americas, or $171.0 million, an increase of 3 percent year-over-year;

•	26 percent Europe, Middle East, and Africa (EMEA), or $89.1 million, a decrease of 5 percent year-over-year; and

•	23 percent Asia Pacific, or $78.7 million, a decrease of 10 percent year-over-year.

By product line, inclusive of its service component, consolidated net revenues for the first quarter of 2013 were comprised of:

•	UC Group Systems of $232.4 million, a decrease of 3 percent year-over-year;

•	UC Personal Devices of $49.3 million, an increase of 8 percent year-over-year; and

•	UC Platform of $57.1 million, a decrease of 4 percent year-over-year.

In Q1 2013, Polycom generated a total of $49 million in operating cash flow. Operating cash flow on a trailing 12 month basis was $204 million. Deferred revenue balances increased 1 percent sequentially to $253 million.

Polycom repurchased $34 million of common stock in Q1 2013, leaving $39 million in remaining available authorization as of March 31, 2013.

Q1 2013 Business Highlights

Expanding Polycom’s Market Leading Solutions for Microsoft® Lync® Environments

•

Announced broad interoperability for Microsoft® Lync® 2013 that includes new qualified Polycom voice solutions, a new dedicated Lync video collaboration room system, and a new software extension to the Polycom® RealPresence® Platform that will deliver interoperability between Lync 2013 and the full portfolio of Polycom standards-based video collaboration and content sharing solutions.

•

Finalized the acquisition of the assets of Sentri, Inc., a leading provider of advanced services with expertise in Microsoft technologies (including Lync), UC&C, video collaboration, cloud services and networking. As a Premier Support for Lync® Partners (PSLP) certified company, Sentri brings significant expertise integrating Microsoft Lync with Polycom solutions that will benefit customers.

•

Announced the Polycom® RealPresence® Content Sharing Suite, a software application for the Polycom® RealPresence® Platform software infrastructure. The new software solution allows Lync users to share content back and forth with standards-based video collaboration devices such as room-based video solutions (such as Polycom® HDX® systems) or mobile apps (such as Polycom® RealPresence® Mobile 2.0 app).

Offering New Personal, Group and Vertical Solutions Designed to Open New Markets and Accelerate Growth

•

Delivered on our commitment to make generally available Polycom RealPresence CloudAXIS Suite in Q1, extending enterprise-grade video collaboration to anyone with a Web browser for meeting face-to-face with any business (B2B) or consumer (B2C) at the highest quality, reliability and security.

•

Launched new Video SmartStart offerings – simple, all-inclusive, turnkey solutions with breakthrough value that include everything a new customer needs to deploy Polycom RealPresenceCloudAXIS Suite in one SKU, including Polycom RealPresence Platform and implementation, maintenance and adoption services.

•

Unveiled the Polycom® VVX® 300 and Polycom® VVX® 400 Business Media Phones designed to improve productivity and facilitate collaboration for office and cubicle work environments such as call centers, front desks and administrative and corporate offices. Polycom also announced that it has surpassed more than 10 million audio devices shipped since the company was founded in 1990.

•

Announced the Polycom® SoundStation® Connect audio conference solution, a plug and play USB device that allows users to enjoy Polycom HD Voice™ technology for computer-based soft-phones, ideal for small-group meetings anywhere in the office or on the go.

•

Announced additional Polycom solutions that are now on the GSA schedule for purchase by U.S. government agencies, including the Polycom® RealPresence® Practitioner Cart® 8000, a new, ergonomic telemedicine cart, and the Polycom® CX Series of IP phones optimized for Microsoft Lync.

Enabling Service Providers and Partners to Offer Differentiated Video Services

•

Announced a strategic agreement with AT&T to personalize, mobilize and virtualize video meetings. As part of the announcement, AT&T will incorporate the highly interoperable Polycom RealPresence Platform as part of the AT&T Telepresence Solution video infrastructure in the AT&T Business Exchange, including for new on-demand virtual meeting room capabilities. In addition, AT&T Telepresence Solution customers will now have access to a range of Polycom® RealPresence® video solutions offered in 40 countries – including immersive and multipurpose rooms, and personal systems – as part of a managed service bundle.

•	Polycom RealPresence Platform is now powering approximately 40 service and solution providers globally to offer Video as a Service (VaaS), driving pull through for Polycom endpoint solutions.

•

Received CRN’s respected 5-Star Rating for the Polycom Choice Partner Program for the fourth year in a row. The 5-Star Partner Program rating recognizes elite vendors who give solution providers the best partnering elements in their overall channel programs.

Earnings Call Details

Polycom will hold a conference call today, April 23, 2013, at 5:00 p.m. EST/2:00 p.m. PST to discuss its first quarter 2013 financial results. Andrew M. Miller, President and CEO, and Eric Brown, Chief Operating Officer and Chief Financial Officer, will host the call. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the U.S. and Canada, you may participate by calling 1.800.404.5245 and for callers outside of the U.S. and Canada, by calling 1.303.223.2680. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the U.S. and Canada, at 1.800.633.8284 and, for callers outside of the U.S. and Canada, at 1.402.977.9140. The access number for the replay is 21654613. A replay of the call will be available on www.polycom.com for at least three months.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding continuing to execute on our long-term strategic plan to make video collaboration ubiquitous in the enterprise, our competitive position in the UC&C marketplace, the ability of our new solutions to open new markets and accelerate growth, VaaS as driving pull through for Polycom endpoint solutions, and the anticipated market receptivity and availability of our new product releases and the future product offerings of us and our partners. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products due to engineering, manufacturing or other delays; increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom is the global leader in open, standards-based unified communications and collaboration (UC&C) solutions for voice and video collaboration, trusted by more than 415,000 customers around the world. Polycom solutions are powered by the Polycom® RealPresence® Platform, comprehensive software infrastructure and rich APIs that interoperate with the broadest set of communication, business, mobile and cloud applications and devices to deliver secure face-to-face video collaboration in any environment. Polycom and its ecosystem of over 7,000 partners provide truly unified communications solutions that deliver the best user experience, highest multi-vendor interoperability, and lowest TCO. Visit www.polycom.com or connect with us on Twitter, Facebook, and LinkedIn to learn how we’re pushing the greatness of human collaboration forward.

© 2013 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
Revenues:
Product revenues	$246,129	$261,274
Service revenues	92,623	84,436

Total revenues	338,752	345,710

Cost of revenues:
Cost of product revenues	101,878	105,130
Cost of service revenues	37,777	34,244

Total cost of revenues	139,655	139,374

Gross profit	199,097	206,336

Operating expenses:
Sales and marketing	108,715	112,167
Research and development	55,935	49,702
General and administrative	23,694	21,317
Amortization of purchased intangibles	2,502	2,327
Restructuring costs	5,423	2,923
Acquisition-related expenses	3,323	1,914

Total operating expenses	199,592	190,350

Operating income (loss)	(495)	15,986

Other income (expense), net	(759)	(1,787)

Income (loss) from continuing operations before provision for income taxes	(1,254)	14,199
Provision (benefit) for income taxes	(3,371)	1,850

Income from continuing operations	2,117	12,349

Income from operations of discontinued operations, net of taxes	—	2,753
Gain from sale of discontinued operations, net of taxes	459	—

Net income	$2,576	$15,102

Basic net income per share:
Income per share from continuing operations	$0.01	$0.07
Income per share from operations of discontinued operations, net of taxes	$—	$0.02
Gain per share from sale of discontinued operations, net of taxes	$—	$—

Basic net income per share	$0.01	$0.09

Diluted net income per share:
Income per share from continuing operations	$0.01	$0.07
Income per share from operations of discontinued operations, net of taxes	$—	$0.02
Gain per share from sale of discontinued operations, net of taxes	$—	$—

Diluted net income per share	$0.01	$0.08

Number of shares used in computation of net income per share:
Basic	176,079	177,427

Diluted	179,140	180,488

Note:	Earnings per share amounts for continuing operations, discontinued operations and net income, as presented above, are calculated individually and may not sum due to rounding differences.

POLYCOM, INC.

Reconciliation of GAAP to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012

GAAP net income	$2,576	$15,102

Income from operations of discontinued operations, net of tax	—	(2,753)
Gain from sale of discontinued operations, net of tax	(459)	—
Amortization of purchased intangibles	3,750	4,236
Restructuring costs	5,423	2,923
Acquisition-related expenses	3,323	1,914
Stock-based compensation expense	17,771	17,752
Effect of stock-based compensation on warranty rates	157	188
Severance costs associated with CFO retirement	—	929
Legal costs associated with the indemnification of a former officer	—	115
Income tax adjustments	(9,205)	(5,167)

Non-GAAP net income	$23,336	$35,239

GAAP earnings per share:
Basic	$0.01	$0.09

Diluted	$0.01	$0.08

Non-GAAP earnings per share:
Basic	$0.13	$0.20

Diluted	$0.13	$0.20

Number of shares used in computation of earnings per share:
Basic	176,079	177,427
Diluted	179,140	180,488

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2013	December 31, 2012

ASSETS
Current assets
Cash and cash equivalents	$502,851	$477,073
Short-term investments	179,939	197,196
Trade receivables, net	179,901	194,654
Inventories	97,551	99,960
Deferred taxes	48,874	48,916
Prepaid expenses and other current assets	55,592	55,454

Total current assets	1,064,708	1,073,253

Property and equipment, net	130,325	133,319
Long-term investments	45,650	50,333
Goodwill and purchased intangibles	613,229	608,802
Deferred taxes	26,454	28,406
Other assets	27,764	21,238

Total assets	$1,908,130	$1,915,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$100,805	$89,983
Accrued payroll and related liabilities	27,277	39,469
Taxes payable	4,266	4,736
Deferred revenue	160,929	158,482
Other accrued liabilities	53,821	63,018

Total current liabilities	347,098	355,688

Long-term deferred revenue	92,060	91,061
Taxes payable	16,287	15,598
Deferred taxes	232	236
Other non-current liabilities	25,695	22,079

Total liabilities	481,372	484,662

Stockholders’ equity	1,426,758	1,430,689

Total liabilities and stockholders’ equity	$1,908,130	$1,915,351

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012

Cash flows from operating activities:
Net income	$2,576	$15,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,430	14,438
Amortization of purchased intangibles	3,768	6,446
Provision for excess and obsolete inventories	2,934	2,310
Provision for doubtful accounts	—	250
Stock-based compensation expense	17,771	18,146
Excess tax benefits from stock-based compensation	(155)	(4,939)
Loss on disposals of property and equipment	1,206	233
Net gain on sale of discontinued operations	(459)	—

Changes in assets and liabilities, net of the effect of acquisitions and divestitures:
Trade receivables	17,179	8,118
Inventories	(525)	(16,729)
Deferred taxes	1,994	1,206
Prepaid expenses and other assets	(4,530)	(10,132)
Accounts payable	7,857	(855)
Taxes payable	(1,681)	4,632
Other accrued liabilities	(15,351)	(6,189)

Net cash provided by operating activities	49,014	32,037

Cash flows from investing activities:
Purchases of property and equipment	(12,757)	(15,800)
Purchases of investments	(55,368)	(92,355)
Proceeds from sale of investments	9,227	4,169
Proceeds from maturities of investments	68,136	76,900
Net cash received from sale of discontinued operations	556	—
Net cash (paid in) received from purchase acquisitions	(8,350)	85

Net cash provided by (used in) investing activities	1,444	(27,001)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	13,206	14,607
Repurchase and retirement of common stock	(38,041)	(9,745)
Excess tax benefits from stock-based compensation	155	4,939

Net cash provided by (used in) financing activities	(24,680)	9,801

Net increase in cash and cash equivalents	25,778	14,837
Cash and cash equivalents, beginning of period	477,073	375,441

Cash and cash equivalents, end of period	$502,851	$390,278

POLYCOM, INC.

Reconciliations of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012

GAAP cost of revenues used in inventory turns	$139,655	$139,374
Stock-based compensation expense	(2,337)	(2,297)
Effect of stock-based compensation on warranty rates	(157)	(188)
Amortization of purchased intangibles	(1,248)	(1,909)

Non-GAAP cost of revenues used in inventory turns	$135,913	$134,980

GAAP gross profit	$199,097	$206,336
Stock-based compensation expense	2,337	2,297
Effect of stock-based compensation on warranty rates	157	188
Amortization of purchased intangibles	1,248	1,909

Non-GAAP gross profit	$202,839	$210,730

Non-GAAP gross margin	59.9%	61.0%

GAAP sales and marketing expense	$108,715	$112,167
Stock-based compensation expense	(6,636)	(7,644)

Non-GAAP sales and marketing expense	$102,079	$104,523

Non-GAAP sales and marketing expense as percent of revenues	30.1%	30.2%

GAAP research and development expense	$55,935	$49,702
Stock-based compensation expense	(4,721)	(4,547)

Non-GAAP research and development expense	$51,214	$45,155

Non-GAAP research and development expense as percent of revenues	15.1%	13.1%

GAAP general and administrative expense	$23,694	$21,317
Stock-based compensation expense	(4,077)	(3,264)
Severance costs associated with CFO retirement	—	(929)
Legal costs associated with the indemnification of a former officer	—	(115)

Non-GAAP general and administrative expense	$19,617	$17,009

Non-GAAP general and administrative expense as percent of revenues	5.8%	4.9%

GAAP total operating expenses	$199,592	$190,350
Stock-based compensation expense	(15,434)	(15,455)
Amortization of purchased intangibles	(2,502)	(2,327)
Restructuring costs	(5,423)	(2,923)
Acquisition-related expenses	(3,323)	(1,914)
Severance costs associated with CFO retirement	—	(929)
Legal costs associated with the indemnification of a former officer	—	(115)

Non-GAAP total operating expenses	$172,910	$166,687

Non-GAAP total operating expenses as percent of revenues	51.0%	48.2%

GAAP operating income (loss)	$(495)	$15,986
Stock-based compensation expense	17,771	17,752
Effect of stock-based compensation on warranty rates	157	188
Amortization of purchased intangibles	3,750	4,236
Restructuring costs	5,423	2,923
Acquisition-related expenses	3,323	1,914
Severance costs associated with CFO retirement	—	929
Legal costs associated with the indemnification of a former officer	—	115

Non-GAAP operating income	$29,929	$44,043

Non-GAAP operating margin	8.8%	12.7%

POLYCOM, INC.

Summary of Stock-Based Compensation Expense

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012

Cost of sales - product	$861	$958
Cost of sales - service	1,476	1,339

Stock-based compensation expense in cost of sales	2,337	2,297

Sales and marketing	6,636	7,644
Research and development	4,721	4,547
General and administrative	4,077	3,264

Stock-based compensation expense in operating expenses	15,434	15,455

Total stock-based compensation expense	$17,771	$17,752